Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on August 28, 2006, relating to Satellite Security Corporation, of our report dated March 28, 2006 relating to the December 31, 2005 consolidated financial statements of Satellite Security Corporation (formerly known and filed as Celtron International, Inc.) included in its Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission on April 19, 2006.

/s/ Tauber & Balser, P.C.

Atlanta, Georgia

August 28, 2006

1155 Perimeter Center West, Suite 600

Atlanta, Georgia 30338-5416

404-261-7200    Fx: 404-261-9481

www.tbcpa.com

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